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                                                                    EXHIBIT (23)


                         Consent of Independent Auditors


         We consent to the incorporation by reference in this Annual Report (Form 10-K) of Trinity Industries, Inc. of our report dated June 2, 1999, included in the 1999 Annual Report to Stockholders of Trinity Industries, Inc.

         Our audits also included the financial statement schedule of Trinity Industries, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

         We also consent to the incorporation by reference in Post-Effective Amendment No. 3 to the Registration Statement (Form S-8, No. 2-64813), Post-Effective Amendment No. 1 to the Registration Statement (Form S-8, No. 33-10937), Post-Effective Amendment No. 1 to the Registration Statement (Form S-3, No. 33-12526), Amendment No. 1 to the Registration Statement (Form S-3, No. 33-57338), Registration Statement (Form S-8, No. 33-35514), Registration Statement (Form S-8, No. 33-73026), Post-Effective Amendment No. 1 to the Registration Statement (Form S-4, No. 33-51709), Post-Effective Amendment No. 1 to the Registration Statement (Form S-4, No. 333-08321), Registration Statement (Form S-8, No. 333-77735) of Trinity Industries, Inc. and in the related Prospectuses of our reports dated June 2, 1999 and June 24, 1999 with respect to the consolidated financial statements and schedule of Trinity Industries, Inc. included or incorporated by reference in this Annual Report (Form 10-K) for the year ended March 31, 1999.





                                                         ERNST & YOUNG LLP



Dallas, Texas
June 24, 1999